Operating Agreement

                                 between

                             DEUTSCHE TELEKOM AG

                                  and

                               TELE 8 SWEDEN


This agreement is an operating agreement signed by Deutsche Telekom AG and Tele 8 SWEDEN and refers to more specific matters to the joint provision of international PSTN/ISDN service between Deutsche Telekom AG and TELE 8 SWEDEN.

The partners agree on the following principles:

1. The service to be furnished shall be international PSTN/ISDN services, as set forth in annex 1 hereto, on a direct basis, between points in Germany and points in TELE 8 SWEDEN.

2. Each party shall have the responsibility of providing the respective half-circuit portion of the international circuit and the necessary facilities for the implementation of the Service within its operating territory.

3. The accounting rate between the parties shall be set forth in annex 1. The method of accounting between the parties shall be determined, and may
      be varied, from time to time by agreement between the parties.


4. Proportionate return of traffic shall be practiced by the parties in the manner set forth in annex 1 hereto.


5. The technical standards and methods of operation for the Service shall be agreed upon by the parties and shall conform to the provisions of the relevant Recommendations of the International Telegraph and Telephone Consultative Committee (CCITT).

6. In the event of interruption to the Service, caused by technical or operational failure, the parties shall make all reasonable endeavors to resume the normal operation of the Service with the least practicable delay.

7.   This Agreement shall become effective on the date of signature, and shall continue in effect unless and until terminated by either party giving to the other not less than six months written notice of termination; provided, however, that within the first year, either party
                   --------  -------
      may terminate the agreement if major problems resulting in operational incompatibility cannot be resolved in a reasonable time period.

8. The schedules and annexes to this Agreement form part of the Agreement and any clause which contains a reference to a schedule or annex shall be read as if the schedule or annex were set out at length in the body of the clause itself.

9. Neither party shall transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however that either party may assign its rights and obligations under this Agreement to its subsidiaries, to its parent company or subsidiaries of the parent with prior notification to the other party. No such assignment shall relieve the assigning party of its obligations hereunder.





















DEUTSCHE TELEKOM AG               TELE 8 SWEDEN



By:                               By:
   --------------------------         ---------------------------
Name:                             Name:
     ------------------------          ---------------------------

Position:                         Position:
         --------------------              -------------------------

ANNEX 1

Arrangements for International PSTN/ISDN Service
------------------------------------------------

TELECOMMUNICATIONS SERVICE:               INTERNATIONAL PSTN/ISDN
--------------------------                SERVICEbetween Germany and
                                          TELE8 SWEDEN

This annex is attached to and incorporated into the International
Telecommunications Services Agreement made between Deutsche Telekom AG and TELE 8 SWEDEN on----------------- 1996.

1.     Type of Service
       ---------------

       a)    International Direct Dialing (IDD)

       b)    ISDN

       c) The establishment of other services is subject to future agreements.

2.     Establishment of Service
       ------------------------

       a) The parties will work to select and establish the international facilities as soon as possible. Initially, the parties will establish 1 x 2 Mbit/s terminated in Frankfurt. Depending on the traffic development a second 2 Mbit/s Block will be established in the phase of return traffic establishment. The number of circuits should be revised from time to time to ensure satisfactory grade of service.

       b) After the facilities have been selected, testing of the signaling will commence using CCITT No.7 ISUP-Q 767.

       c) After successful completion of the testing of signaling on the circuits, one way traffic, in the direction of TELE 8 SWEDEN to Germany, shall commence. Initially, the level of traffic shall be no more than is necessary to assure the proper functioning of the systems.

       d) After the proper functioning of the systems has been accomplished, TELE 8 SWEDEN shall increase the level of traffic it sends to Deutsche Telekom AG on a direct basis.

       e) At the end of the One Way Term (2-3 months), Deutsche Telekom AG shall commence sending traffic from Germany to TELE 8 SWEDEN ("Two Way Traffic") in accordance with the principle of proportional return.

3.     Accounting Rates
       ----------------

     a) Procedures of establishment and settlement of international accounting shall be in line with appropriate ITU Regulations and CCITT Recommendations except as the parties may agree and stipulate otherwise in this annex.

     b) For terminal traffic, accounts and settlement balances shall be expressed in SDRs.

     c)     The accounting rate to be applied between Deutsche Telecom AG and TELE 8 SWEDEN shall be .........0,15 SDR......... per minute divided evenly. (0,075/0,075)

     d) The accounting rate may be amended from time to time by agreement between the parties.

4.     International Switching Center

       DeutscheTelekom AG:     Frankfurt/M.  (Dusseldorf/Hamburg)

       TELE 8 SWEDEN:          Malmo

      The above International Switching Centers may be changed to others or other International Switching Centers may be added to supplement as operationally required.












DEUTSCHE TELEKOM AG                TELE 8 SWEDEN


By:                               By:
   --------------------------         ---------------------------
Name:                             Name:
     ------------------------          ---------------------------

Position:                         Position:
         --------------------              -------------------------

                        Operating Agreement

                             between

                        DEUTSCHE TELEKOM AG

                               and

                           TELE 8 SWEDEN


The parties agree on the following:

1 In consideration of the additional one-time costs incurred by Deutsche Telekom AG as a result of establishing additional circuits for proportionate return traffic, TELE 8 SWEDEN shall pay Deutsche Telekom AG the sum of 196 262,- DM.

2. The payment of the additional costs is foreseen by banktransfer and in two shares:

       - the first share becomes due six month after opening the traffic relation
       - the second share after further 12 month.

3. Business opportunities concerning transit arrangements will be addressed in a supplemental agreement.








DEUTSCHE TELEKOM AG                 TELE 8 SWEDEN



By:                               By:
   --------------------------         ---------------------------
Name:                             Name:
     ------------------------          ---------------------------

Position:                         Position:
         --------------------              -------------------------